EXHIBIT 21

SUBSIDIARIES

      The following is a list of the Company’s subsidiaries:

			Percentage of Voting
			Securities Owned by
		Organized	Registrant as of
		Under Law of	November 1, 2003

	Analog Devices Limited	United Kingdom	100%
	Analog Devices, GmbH	Germany	100%
	Analog Devices, SAS	France	100%
	Analog Devices, K.K.	Japan	100%
	Analog Devices APS	Denmark	100%
	Analog Devices Nederland, B.V.	The Netherlands	100%
	Analog Devices International, Inc.	Massachusetts	100%
	Analog Devices Israel, Ltd.	Israel	100%
*	Analog Devices A.B.	Sweden	100%
	Analog Devices SRL	Italy	100%
	Analog Devices, GMBH	Austria	100%
	Analog Devices Korea, Ltd.	Korea	100%
	Analog Devices, B.V.	The Netherlands	100%
	Analog Devices Holdings, B.V.	The Netherlands	100%
	Analog Devices Research & Development Ltd.	Ireland	100%
	Analog Devices (Philippines), Inc.	The Philippines	100%
	Analog Devices Foundry Services, Inc.	Delaware	100%
	Analog Devices Asian Sales, Inc.	Delaware	100%
	Analog Devices Taiwan, Ltd.	Taiwan	100%
	Analog Devices Ireland, Ltd.	Ireland	100%
	Analog Devices Hong Kong, Ltd.	Hong Kong	100%
	Analog Devices Pty, Ltd.	Australia	100%
	Analog Devices India Private Limited	India	100%
	Analog Devices Gen. Trias, Inc.	The Philippines	100%
	Analog Devices International Financial Services Company	Ireland	100%
	Analog Development (Israel) 1996 Ltd.	Israel	100%
	Analog Devices (China) Co. Ltd.	China	100%
	Analog Devices Canada, Ltd.	Canada	100%
	Edinburgh Portable Compilers Limited	Scotland	100%
	ADI Micromachines, Inc.	Delaware	100%
	Analog Devices Micromachines, Ltd.	United Kingdom	100%
	BCO Technologies Limited	United Kingdom	100%
	Analog Devices Belfast, Ltd.	United Kingdom	100%
	Analog Devices IMI, Inc.	California	100%
	Analog Devices ChipLogic, Inc.	California	100%
	Staccato Systems, Inc.	California	100%
	Analog Devices Australia Pty. Ltd.	Australia	100%
	ChipLogic India Private Limited	India	100%
	Analog/NCT Supply Ltd.	Delaware	50%
	Analog Devices Realty Holdings, Inc.	The Philippines	40%
	Analyzed Investments, Ltd.	Ireland	7.4%

*	Also doing business as Analog Devices Aktiebolag, Suomen sivuliike